Exhibit 99.2

Peoples Bancorp

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by telephone must be received by

12:00 a.m., Eastern Time, on June ___, 2015.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

Ú   IF YOU HAVE NOT VOTED VIA TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   Ú

A. Proposals - The Board of Directors recommends a vote FOR Proposals 1 and 2.
1.

Approval of the Agreement and Plan of Merger dated February 18, 2015 (the “Merger Agreement”), between Peoples Bancorp (the “Corporation”) and Horizon Bancorp (“Horizon”) and the related Plan of Merger, concerning the merger of the Corporation with and into Horizon (the “Merger”).

	For	Against	Abstain
	☐	☐	☐

2.

Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting in person or by proxy to approve the Merger Agreement and the related Plan of Merger.

	For	Against	Abstain
	☐	☐	☐

ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 and 2.

B. Authorized Signatures. – This section must be completed for your vote to be counted. – Date and Sign Below.

Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
/ /

Ú   IF YOU HAVE NOT VOTED VIA THE TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

Peoples Bancorp

Revocable Proxy – PEOPLES BANCORP

This proxy is solicited on behalf of the Board of Directors for the Special Meeting of Shareholders to be held on                         , June         , 2015.

The undersigned hereby appoints Jeffrey H. Gatton and Steven H. Caryer (with the power of substitution) proxies for the undersigned to represent and to vote all shares of Common Stock of Peoples Bancorp held of record by the undersigned at the close of business on May         , 2015, at the special meeting of shareholders to be held on                         , June         , 2015, at     :00 p.m., local time, and at all adjournments or postponements thereof, as designated on this proxy.

This proxy may be revoked at any time before it is voted by delivering to the Secretary of Peoples Bancorp on or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than this proxy or a later dated proxy relating to the same shares of Peoples Bancorp Common Stock, or by attending the special meeting and voting in person. Attendance at the special meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of the proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from Peoples Bancorp prior to the execution of this proxy, of the Notice of Special Meeting scheduled to be held on June         , 2015, and a proxy statement and prospectus relating to the business to be addressed at the special meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Special Meeting.

YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.